VERA BRADLEY ANNOUNCES SEASONED EXECUTIVES KRISTINA CASHMAN AND CARRIE THARP TO JOIN BOARD OF DIRECTORS

- Board members Richard Baum and Matthew McEvoy to retire in June 2020 -

FORT WAYNE, Ind., April 30, 2020 - Vera Bradley, Inc. (Nasdaq: VRA) (“Vera Bradley” or the “Company”) today announced that seasoned executives Kristina Cashman and Carrie Tharp have been nominated to join its Board of Directors and will be replacing directors Richard Baum and Matthew McEvoy who are retiring with the end of their terms in June 2020.

“I want to thank two of our valuable board members who are retiring in June - Richard Baum and Matt McEvoy - and of course Vera Bradley’s co-founder Pat Miller who retired from the board in August 2019,” noted Robert Wallstrom, CEO of Vera Bradley. “All three have made an indelible impact on Vera Bradley, and we are very thankful for their leadership and counsel over the years.” Baum is the managing partner of private equity firm Consumer Growth Partners, and McEvoy is the former Chief of Strategy and New Business Development at Burberry Group.

Wallstrom continued, “We are so pleased that Kristina Cashman and Carrie Tharp will join our board. Their vast experience, counsel, and insight will be invaluable as we continue to navigate the challenges in the global and retail environment and transform our business. Kristina and Carrie will bring new voices onto our board as we continue to focus on the future and building out our lifestyle company.”

Cashman has nearly 25 years of experience in the restaurant industry and has been a key member of several highly successful growth company leadership teams, including serving as President of Guy and Larry Restaurants and as Chief Financial Officer of Upward Projects, Hopdoddy Burger Bar, Eddie V’s Restaurants, and PF Chang’s. She currently provides consulting and advisory services to restaurant and retail portfolio companies of private equity firms. An Ernst & Young alumnus, she serves on the Basset Furniture Board and as the Chair of their Audit Committee.

Tharp is an experienced digital executive with a track record of growth and innovation in retail and consumer-focused businesses. She is currently Vice President of Retail and Consumer for Google Cloud and previously was the Executive Vice President, Chief Digital Officer of Neiman Marcus Group and Senior Vice President, Chief Marketing Officer and Head of Ecommerce for the Fossil Group. She has also held key positions at Travelocity, Dean Foods, and Bain & Company.

Cashman and Tharp will join Vera Bradley’s eight other board members: CEO Robert Wallstrom; Barbara Bradley Baekgaard, Co-Founder of Vera Bradley; Robert J. Hall, Chairman of the Vera Bradley Board of Directors and President of Green Gables Partners; Mary Lou Kelley, former President, E-Commerce for Best Buy; John E. Kyees, Lead Director of the Vera Bradley Board of Directors and former Chief Financial Officer of Urban Outfitters, Inc.; P. Michael Miller, retired senior partner in the law firm of Hunt Suedhoff Kalamaros; Frances P. Philip, former Chief Merchandising Officer at L.L. Bean, Inc.; and Edward M. Schmults, Chief Executive Officer of Calyx Peak Companies.

“We are excited about Kristina and Carrie joining our board and bringing their unique perspectives to our future development plans,” Wallstrom concluded. “As a company founded by women, for women, we are thrilled to have five strong and accomplished women serve on our Board of Directors.”

2020 Women on Boards, a nonprofit education and advocacy campaign committed to raising awareness about the value of gender-diverse boards with at least 20% female directors, named Vera Bradley a “Winning Company” for its commitment to board diversity.

About Vera Bradley

Vera Bradley is a leading designer of women’s handbags, luggage and travel items, fashion and home accessories, and unique gifts.  Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand’s innovative designs, iconic patterns, and brilliant colors continue to inspire and connect women unlike any other brand in the global marketplace. Vera Bradley offers a multi-channel sales model as well as a focus on service and a high level of customer engagement.  The Company’s commitment to bringing more beauty into women’s lives includes its dedication to breast cancer research through the Vera Bradley Foundation for Breast Cancer.

In July 2019, Vera Bradley acquired a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida, based in La Jolla, California, is a rapidly growing, digitally native, and highly engaging lifestyle brand that deeply resonates with its loyal consumer following. The Pura Vida brand has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories.

The Company has three reportable segments in which it sells its products: Vera Bradley Direct (“VB Direct”), Vera Bradley Indirect (“VB Indirect”), and Pura Vida. The VB Direct business consists of sales of Vera Bradley products through Vera Bradley full-line and factory outlet stores in the United States, verabradley.com, the Vera Bradley online outlet site, and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 2,200 specialty retail locations, substantially all of which are located in the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand. The Pura Vida segment consists of sales of Pura Vida products through the Pura Vida websites, www.puravidabracelets.com and www.puravidabracelets.eu, and through the distribution of its products to wholesale retailers.

Vera Bradley Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brand; possible inability to successfully implement Vision 20/20; possible inability to successfully implement our long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our single distribution facility; or business disruption caused by COVID-19. Risks, uncertainties, and assumptions also include the possibility that Pura Vida acquisition benefits may not materialize as expected; that Pura Vida’s business may not perform as expected; and that the Company is unable to successfully implement integration strategies related to the acquisition. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended February 1, 2020. We undertake no obligation to publicly update or revise any forward-looking statement.

CONTACTS:
Investors:
Julia Bentley, VP of Investor Relations and Communications
jbentley@verabradley.com
(260) 207-5116

Media:
mediacontact@verabradley.com
877-708-VERA (8372)

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